UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 4, 2025 (January 12, 2025)

Ensysce Biosciences, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-38306	82-2755287
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

7946 Ivanhoe Avenue, Suite 201 La Jolla, California	92037
(Address of principal executive offices)	(Zip Code)

(858) 263-4196

Registrant’s telephone number, including area code

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation to the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	ENSC	The Nasdaq Stock Market LLC

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry Into a Material Definitive Agreement

On January 15, 2025, Ensysce Biosciences, Inc. (the “Company” or “we”) entered into a Product Development and Commercial Manufacturing Supply Master Services Agreement (the “Agreement”), dated as of January 12, 2025, with Galephar Pharmaceutical Research, Inc., a Puerto Rico corporation (“Galephar”).

The Agreement provides for Galephar to expend up to $10 million (the “Cap”) to support research and development, manufacture, packaging and testing of the Company’s PF614 drug product and PF614-MPAR project in return for the consideration specified below. First, the Company will issue one percent (1%) of the Company’s outstanding shares pursuant to a restricted stock grant. The grant will provide for vesting against defined milestones over the term of the project, such shares being subject to a three-year lock-up, except in the event of a change of control of the Company. The Company is also required to compensate Galephar’s development costs against defined milestones in the form of fifty percent (50%) restricted stock or fifty percent (50%) freely tradeable shares at up to 1.2 times Galephar’s actual costs, subject to the Cap. The number of shares to be issued by the Company will be determined with reference to the trailing five-day closing price divided by the payment. The Agreement does not permit future variable pricing to determine share price. Payments to Galephar may require a gross-up of thirty percent (30%) in certain cases if the Company raises more than $10 million from a third party for development of the Company’s products and payment, which may not exceed fifty percent (50%) in cash, is made in cash.

The Company is required to provide Galephar with a limited license of Intellectual Property to perform under the Agreement and supply sufficient quantities of certain active pharmaceutical ingredients, and Galephar is required to supply the Company with other material and store certain products, material, supplies, batches and other items. All intellectual property that is created under the Agreement which relates to Ensysce’s products shall be the exclusive property of Ensysce. The parties will enter into other agreements in furtherance of the project, such as a Quality Agreement and Commercial Supply Agreement. The Agreement has a term of at least fifteen (15) years but is subject to termination following a material breach by, or insolvency of, the other party. The Agreement includes representations, warranties covenants, indemnification, and other provisions that are typical for contracts of this type. The Agreement is filed as an exhibit to this Form 8-K.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
10.1	Product Development and Commercial Manufacturing Supply Master Services Agreement
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: February 4, 2025

Ensysce Biosciences, Inc.

By:	/s/ Lynn Kirkpatrick
Name:	Dr. Lynn Kirkpatrick
Title:	President and Chief Executive Officer

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